UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
Pursuant to a Share Sale and Purchase Agreement (the “Purchase Agreement”) that is in effect as of October 2, 2019, Trecora Resources (the “Company”) has agreed to sell its entire 33.3% equity interest (represented by 26,467,422 ordinary shares) in Al Masane Al Kobra Mining Company, a Saudi Arabian closed joint stock company (“AMAK”), to AMAK and certain other existing shareholders of AMAK (collectively, the “Purchasers”) for an aggregate gross purchase price (before taxes and transaction expenses) of SAR 264.7 million (or approximately US$70 million), which will be payable in US Dollars (collectively, the “Share Sale”). The Purchase Agreement was entered into between the Company, AMAK and the other Purchasers. The Purchasers have advanced 5% of the purchase price (or approximately $3.5 million) in the form of a non-refundable deposit, which deposit was a condition to the effectiveness of the Purchase Agreement.
The Purchase Agreement contains various representations, warranties and indemnity obligations of the Company and the Purchasers. The Purchase Agreement also contains certain termination rights of the Company, including if closing of the Share Sale does not occur by November 25, 2019. The Share Sale is expected to close in the fourth quarter of 2019, subject to receipt of certain governmental approvals and other customary closing conditions.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the Share Sale is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated October 2, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date: October 2, 2019        By: /s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller